HACHIJUNI BANK, LTD. NAGANO BANK The transactions pursuant to the share exchange described in this document involve securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in the open market or through privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects. Business Integration between Hachijuni Bank and Nagano Bank January 20, 2023 1

HACHIJUNI BANK, LTD. NAGANO BANK "From competition to co-creation" Table of Contents 1. Outline of the Business Integration 2. Background of the Business Integration 3. Basic Principle and Purpose of the Business Integration 4. Expected Synergies from the Business Integration 2

HACHIJUNI BANK, LTD. NAGANO BANK 1. Outline of the Business Integration Hachijuni Bank and Nagano Bank (the "Banks") will integrate business in June 2023 and promote discussions and reviews towards early merger after the business integration. Format and Schedule of the Business Integration The Banks will execute the business integration (become a corporate group) on June 1, 2023, through a share exchange with Hachijuni Bank as the wholly-owning parent company and Nagano Bank as the wholly-owned subsidiary (Note). The Banks will promote discussions and reviews with the basic policy to merge promptly after the business integration. (Note) Subject to obtaining the approval by the Meeting of the General Shareholders of Nagano Bank and obtaining the necessary permits and approvals by relevant authorities for implementing the Business Integration. June 2023: Business integration (planned) The Hachijuni Bank, Ltd. The Nagano Bank, Ltd. The Hachijuni Bank, Ltd. Subsidiaries (12) The Nagano Bank, Ltd. Subsidiaries (2) Early merger after the business integration (planned) Surviving Bank after Merger Subsidiaries (14) January 20, 2023: Execution of the Share Exchange Agreement and Business Integration Agreement March 24, 2023 (planned): Extraordinary Meeting of the Shareholders of Nagano Bank May 30, 2023 (planned): Delisting of Nagano Bank June 1, 2023 (planned): Business integration (become wholly-owned parent and subsidiary) Share Exchange Ratio For each share of common stock of Nagano Bank, 2.54 shares of common stock of Hachijuni Bank will be allotted. Share Exchange Ratio The Hachijuni Bank, Ltd. 1 The Nagano Bank, Ltd. 2.54 3

HACHIJUNI BANK, LTD. NAGANO BANK 2. Background of the Business Integration As the financial and economic environment surrounding the Banks is expected to become increasingly difficult due to factors including the prolonged low-interest rate environment, the Banks are expected to provide detailed functions and services, expand to new business fields, and develop technologies suited during and after the COVID-19 pandemic and for digitalization. Accordingly, the role of the Banks in the regional community will become increasingly important. The Banks concluded that the best option for contributing to the advancement of stakeholders is to join forces under the shared mission of regional development to build a sound management foundation, reinforce financial intermediation functions, and establish a sustainable business model. Therefore, the Banks agreed to execute the business integration. Management Philosophy of the Banks The Hachijuni Bank, Ltd. Stick firmly to sound banking principles, thereby contributing to the development of the regional community The Nagano Bank, Ltd. Do our best for the happiness and prosperity of our customers, shareholders, and employees Change in Environment Change in demographics from the decrease in birth rate and an aging population Diversified needs of customers due to the development of digital technologies and decarbonization Contraction of interest rate spread between deposits and loans caused by the prolonged low-interest rate environment Change in a competitive environment with entry from other industries Expectations for the Banks Stable management Provision of detailed functions and services Expansion to new business fields Corresponding to the transformation of the social structure during and after the COVID-19 pandemic Support for GX and DX initiatives The Banks with a common mission are to join forces to become a new banking group that can grow with the regional community 4

HACHIJUNI BANK, LTD. NAGANO BANK 3. Basic Principle and Purpose of the Business Integration The Banks will promote Business Integration under the assumption of equal footing, realize quick integration, and combine the expertise, relationships, and human assets of the Banks to transform into a bank that can grow with the region by providing better value to customers, the regional community, shareholders, employees, etc. Prompt integration of the Banks: "From competition to co-creation" Know-how Relationships Human resources Provide better value Customers Community Shareholders Employees, etc. 5

HACHIJUNI BANK, LTD. NAGANO BANK 4. Expected Synergies from the Business Integration (1) 1. Utilization of human capital and transformation of corporate culture The Banks will transform their corporate culture to respond to the change of times, with maximum utilization of human capital, the driver of our growth and development Utilization of human capital and transformation of corporate culture Early integration Resource exchange Joint events Joint training Diversity & Inclusion Optimal resource allocation Attracting talent Training Career development Respond to changing times Corporate culture that encourages taking on challenges Growth and satisfaction Grow with the regional community Initiatives to integrate human resources Reallocation to growth areas Workstyle reform / promotion of participation by diverse human resources Strengthening recruitment of new and experienced hires by enhancing the brand Support for autonomous career development External training/secondment to specialist areas Human resource operation with consideration to career and life planning Become a new banking group 6

HACHIJUNI BANK, LTD. NAGANO BANK 4. Expected Synergies from the Business Integration (2) 2. Enhancement of financial intermediation functions and financial services By combining the Banks' expertise, data, and networks and utilizing the group functions, we will strengthen support for core business and promote the development and growth of regional industries. In addition, the Banks will improve the convenience of various services and provide services corresponding to their customers' needs by expanding digital channels and services. The Hachijuni Bank, Ltd. The Nagano Bank, Ltd. Utilize group functions Provide financial services Provide diverse consulting products Utilize expertise and networks of the Banks Customers Regional community Provide services in new business fields Corporate customers and business owners Provide financial services that contribute to regional industry vitalization Share management issues and support resolution/growth Support business succession and M&A, etc., according to the business lifecycle Retail customers Support asset formulation suited to the life stage Support succession of important assets Provide lifestyle-supporting services, etc. Development and growth of the regional community Support resolution of issues for the regional community, including with support for DX, GX, industry development, and support for entrepreneurship Resolve issues together with regional stakeholders in a comprehensive manner and co-create, etc. 7

HACHIJUNI BANK, LTD. NAGANO BANK 4. Expected Synergies from the Business Integration (3) 3. Enhancing expansion of business fields The Banks will contribute to the further development of regional industries and the improvement of residents' quality of life by consolidating our human assets, data, and expertise to enhance comprehensive financial services, while also expanding new business fields that resolve regional issues. Expand business fields Develop new business Utilize human capital Provide fundamental services Total financial service Deepen lifestyle-supporting business Diversify business Management support Equity finance Business succession / M&A Life design support Digital marketing Regional trading companies Electricity business DX/GX consulting Asset management Utilization of branches, etc. 8

HACHIJUNI BANK, LTD. NAGANO BANK 4. Expected Synergies from the Business Integration (4) 4. Strengthening business foundation The Banks will build a sound business foundation that will enable continued contribution to the regional community by providing stable functions and services. This will be achieved through the promotion of improved business efficiency with the consolidation and elimination of redundant branches, etc., streamlining and integration of headquarter organizations, and sharing of systems and administration, etc. Optimize branch network Maintain convenience Optimize branch network Share administration and IT Integrate core systems/sub-systems Shared administrative procedures Consolidate headquarters and group functions Integrate headquarter organizations Consolidate group functions Promote digitalization Improve business productivity and raise efficiency of organizational operation Allocate generated management resources to growth areas Build sound management foundation that can continue contribution to regional community 9